Exhibit 32.2
Certification
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Elcom International, Inc., a Delaware corporation (the “Company”), does hereby certify that the Company’s Quarterly Report on Form 10-QSB for the quarter March 31, 2006 (the “Form 10-QSB”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-QSB.

Dated: May 10, 2006	/s/ Laurence F. Mulhern
Laurence F. Mulhern
Chief Financial Officer (Principal Financial Officer)

     The forgoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-QSB or as a separate disclosure document.